Exhibit 10.2

AMENDMENT
TO
INVESTMENT AGREEMENT

THIS AMENDMENT TO INVESTMENT AGREEMENT (the “Amendment”) is entered into as of the 2nd day of June, 2011, by and between MabCure, Inc., a Nevada corporation, ("Company"), and Centurion Private Equity, LLC, a Georgia Limited Liability Company (“Investor”).

WHEREAS, the Company and the Investor entered into an Investment Agreement dated as of January 18, 2011 (the “Agreement”); and

WHEREAS, pursuant to the Agreement, the Company issued to the Investor a certain number of Commitment Shares and Fee Shares; and

WHEREAS, the Company and the Investor wish to amend the terms of the Agreement to increase the number of Commitment Shares by 465,224 in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Definitions.

All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.	Issuance of Additional Commitment Shares.

Not later than five (5) Business Days after the date of the execution and delivery of this Amendment, in consideration for the Investor’s execution and delivery of the Amendment to the Securities Purchase Agreement, the Company shall issue to the Investor an additional 465,224 Commitment Shares.

3.	Miscellaneous.

3.1          Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Amendment and the intentions of the parties as reflected thereby.

3.2          Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

3.3          Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms and conditions of this Amendment shall govern and control. This Amendment, along with the Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understanding, or contract, written or oral, with respect to the subject matter hereof and thereof.

3.4          No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Amendment, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Amendment or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

3.5          If any provision of this Amendment is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Amendment and the remainder of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Amendment shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

3.6          This Amendment may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

The Company		The Investor

MabCure Inc.		Centurion Private Equity, LLC

Name:	/s/Amnon Gonenne	Name:	/s/Eric S. Swartz

Title:	CEO	Title:	Manager

Date:	June 6, 2011	Date:	June 2, 2011